EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-7350, 33-8418, 33-35561, 33-36092, 33-40275, 33-56417, 33-56411, 33-56413, 33-16701 and 333-55982) of our report dated February 13, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
February 4, 2003